Exhibit (s)(ii)

RESOLVED, that each Trustee and officer of the Funds who may be required to execute each Fund’s Registration Statement and any amendments thereto, or to do or perform such other acts as may be requisite or desirable to be done in the premises, be, and each of them hereby is, authorized to execute a power of attorney appointing Frederick Baerenz, Michelle Whitlock and Jesse Hallee, with full power of substitution, as their true and lawful attorney-in-fact undersigned to execute in name, place and stead of the undersigned and on behalf of the undersigned any and all amendments to each Fund’s registration statement on Form N-2 under the 1940 Act, Form N-CEN, and any and all registration statements on Form N-14, and to file with the SEC and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interests of each Fund (including, without limitation, regulatory authorities in any and all states in which shares of any series of each Fund are sold), any such amendment or registration statement and any and all supplements thereto or to any prospectus or statement of additional information forming a part of the registration statement, as well as any and all exhibits and other documents necessary or desirable to the amendment or supplement process. Said attorneys, and each of them, shall have full power and authority, with full power of substitution, to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises in any and all capacities authorized by each Board for such persons to provide or perform with respect to each Fund, as fully and to all intents and purposes as the undersigned might or could do, said acts of said attorneys-in-fact, being hereby ratified and approved.